Exhibit 32.1

Certifications Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes–Oxley Act of 2002

In connection with the Annual Report of CPI Card Group Inc. (the “Company”) on Form 10-K for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Steven Montross, Chief Executive Officer of the Company, and David Brush, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Steven Montross
Steven Montross
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David Brush
David Brush
Chief Financial Officer (Principal Financial Officer)

Date:	March 24, 2016